UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 1, 2007

Fiserv, Inc.

(Exact Name of Registrant as Specified in Charter)

Wisconsin	0-14948	39-1506125
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

255 Fiserv Drive, Brookfield, Wisconsin 53045

(Address of Principal Executive Offices, including Zip Code)

(262) 879-5000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On November 1, 2007, Fiserv, Inc. (“Fiserv”), Fiserv Health, Inc. (“Fiserv Health”), and United Healthcare Services, Inc. (“United”) entered into a Stock Purchase Agreement (the “Agreement”) pursuant to which United agreed to purchase all of the outstanding shares of Fiserv Health for an aggregate purchase price of $775 million in cash at closing subject to adjustment for net working capital and certain indebtedness of Fiserv Health and its subsidiaries as of the closing. The transaction is expected to close by the end of 2007 or in the first quarter of 2008, subject to required regulatory approvals and customary closing conditions.

The transaction includes the sale of the following businesses to United: Fiserv Health Plan Administration, a third party administrator of self-funded health plans; Fiserv Health Plan Management, an outsourcing service for mid-sized health plans and health care payer organizations; Innoviant, a prescription benefits administrator; Innoviant Pharmacy, a prescription mail-order service; Avidyn Health, a care management company; BP, Inc., a managing general underwriter for stop loss products; Innovative Cost Solutions, a claim resolution company that negotiates claims from non-network providers; J.W. Hutton, Inc., a subrogation and overpayment recovery organization; and ppoONE, Inc., a claim re-pricing and data management service.

The parties to the Agreement have made customary representations, warranties and covenants, including, among others, that Fiserv Health will (i) conduct its business in the ordinary course consistent with past practice during the interim period between the execution of the Agreement and the closing of the transactions contemplated thereby (the “Closing”) and (ii) not engage in certain types of transactions during such period. The Agreement also contains post-closing indemnification obligations for, among other matters, breaches of representations or warranties.

Each party’s obligation to effect the transaction is subject to the fulfillment of customary conditions, including, among others, (i) the absence of any injunction or order prohibiting the Closing, subject to certain limited exceptions, (ii) the expiration or termination of the Hart-Scott-Rodino waiting period and receipt of other regulatory approvals, (iii) subject to certain exceptions, the accuracy of representations and warranties of the other party, and (iv) material compliance of the other party with its covenants.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement, a copy of which Fiserv will file as an exhibit to a future filing with the Securities and Exchange Commission. There are representations and warranties contained in the Agreement which were made by the parties to each other as of specific dates. The assertions embodied in these representations and warranties were made solely for purposes of the Agreement and may be subject to important qualifications and limitations agreed to by the parties in connection with negotiating its terms. Moreover, certain representations and warranties may not be accurate or complete as of any specified date because they are subject to a contractual standard of materiality that is different from certain standards generally applicable to shareholders or were used for the purpose of allocating risk between the parties rather than establishing matters as facts. Therefore, you should not rely on the representations and warranties contained in the Agreement as statements of factual information.

Item 8.01	Other Events.

On November 2, 2007, Fiserv issued a press release announcing that it had entered into the Agreement. The full text of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits. The following exhibit is being filed herewith:

Exhibit Number	Description
99.1	Press Release, dated November 2, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FISERV, INC.

Date: November 6, 2007	By:	/s/ Thomas J. Hirsch
Thomas J. Hirsch
Executive Vice President, Chief Financial Officer, Treasurer and Assistant Secretary

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release, dated November 2, 2007